Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-271916) and Form S-8 (No. 333-276710) of Seadrill Limited of our report dated April 19, 2023 relating to the financial statements of Seadrill Limited (Predecessor), which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

Watford, United Kingdom
March 27, 2024